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                                                                EXHIBIT (10)(a)

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information and to the incorporation by reference of our report dated August 19, 2002 in this Registration Statement (Form N-1A No. 2-89016) of UBS PaineWebber Managed Municipal Trust (consisting of UBS PaineWebber RMA California Municipal Money Fund and UBS PaineWebber RMA New York Municipal Money Fund).

                                ERNST & YOUNG LLP

New York, New York
August 26, 2002